As filed with the Securities and Exchange Commission on July 20, 2017

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	7359	23-2679963
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(610) 989-0340
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive officers)

Stephen P. Herbert
Chief Executive Officer
USA Technologies, Inc.
100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(610) 989-0340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas M. Lurio, Esquire Shaila Prabhakar, Esquire Lurio & Associates, P.C. 2005 Market Street, Suite 3120 Philadelphia, PA 19103-7015 (215) 665-9300	Justin P. Klein, Esquire Gerald J. Guarcini, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 (215) 665-8500	Michael D. Maline, Esquire Seo Salimi, Esquire Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8966

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-219201

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company☐

(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Title of each class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
	Common stock, no par value	$2,875,000	(1)	$333.22	(2)

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $40,250,000 on a Registration Statement on Form S-1 (File No. 333-219201), which was declared effective on July 19, 2017. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $2,875,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-219201).

(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, no par value, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-219201), initially filed with the Commission by the Registrant on July 7, 2017 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering an increase in the maximum aggregate offering price of $2,875,000 of securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on July 19, 2017, and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.  Exhibit 5.1 filed herewith replaces and supersedes Exhibit 5.1 to Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission on July 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on July 20, 2017.

USA TECHNOLOGIES, INC.

By:	/s/ Stephen P. Herbert
Stephen P. Herbert, Chairman and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been duly signed below by the following persons in the capacities and dates indicated.

SIGNATURES	TITLE	DATE

By: /s/ Stephen P. Herbert	Chairman of the Board of Directors	July 20, 2017
Stephen P. Herbert	and Chief Executive Officer
(Principal Executive Officer)

*	Chief Financial Officer	July 20, 2017
Priyanka Singh, CPA	(Principal Financial and Accounting Officer)

*	Director	July 20, 2017
Steven D. Barnhart

*	Director	July 20, 2017
Joel Brooks

*	Director	July 20, 2017
Robert L. Metzger

*	Director	July 20, 2017
Albin F. Moschner

*	Director	July 20, 2017
William J. Reilly, Jr.

*	Director	July 20, 2017
William J. Schoch

* By: /s/ Stephen P. Herbert
Stephen P. Herbert
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Lurio & Associates, P.C.

23.1*	Consent to Lurio & Associates, P.C. (included in Exhibit 5.1).

23.2*	Consent of RSM US LLP

* Filed herewith.